CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) entered into between

INTERLINK PLUS, INC. a corporation incorporated under the laws of the State of Nevada, (the “COMPANY”)

- and –

DESERT SKYLINE RESOURCES LLC, a corporation incorporated under the laws of the State of Nevada, (the “CONSULTANT”)

hereafter, called “the parties”. Dated July 15, 2017

The Parties agree to respect the integrity and tangible value of this agreement between them.

Duties. In connection with this Agreement the CONSULTANT shall assist the COMPANY in business connections, marketing and business development.

The CONSULTANT does NOT provide any legal, accounting, auditing or tax advice to the COMPANY. The CONSULTANT does NOT provide services to found, organize or administrate the COMPANY. The CONSULTANT does NOT provide services to raise funds for the COMPANY.

Term. The term of this Consulting Agreement hereunder shall commence on the Effective Date and shall continue for a period of 3 months.

Compensation. The CONSULTANT’s compensation/consulting fee of $10,000 (Ten Thousand Dollar) will be due on or before the end of this agreement, Oct 15, 2017.

Confidential Information, Rights and Duties.

(a)

In connection with the performance of consulting services hereunder, CONSULTANT will keep confidential and will use only for the purpose of performing the services described herein all information, whether written or oral, acquired from the COMPANY in connection with our work hereunder, except: (i) information which was available to the public prior to the engagement or which thereafter becomes available to the public other than through a breach by parties of obligations hereunder; (ii) information which was known to CONSULTANT prior to the engagement; and (iii) information which CONSULTANT is required to disclose by law (including applicable securities law requirements) or in connection with legal process or legal or regulatory proceedings. CONSULTANT’s obligation under this section will survive the completion of this engagement.

(b)

COMPANY further acknowledge that the COMPANY will use its best efforts to ensure that all information concerning the COMPANY will be provided to CONSULTANT, directly or indirectly, orally or in writing, by COMPANY or COMPANY’s respective agents and advisors will be accurate and complete in all material respects and will not be misleading in any material respect.

(c)

The COMPANY will provide to CONSULTANT current drafts and final copies, as soon as they become available, of all disclosure documents filed or to be filed by or on behalf of the COMPANY. However, the CONSULTANT will have no responsibility for the form or content of the documentation and the description of our services undertaken pursuant to the terms of this engagement letter. CONSULTANT will be entitled at any time to withdraw, amend or supplement any opinion in the event that CONSULTANT reasonably concludes that there has been a material change in the factors upon which any such opinion is based and that, accordingly, there has been a material change following the dates thereof.

Initial ________       Initial _______

(d)

CONSULTANT’s duties under this Section (a) shall survive termination of the Engagement. Consultant acknowledge that a remedy at law for any breach or threatened breach by Consultant of the provisions of this Section (a) would be inadequate, and CONSULTANT therefore agrees that the COMPANY shall be entitled to injunctive relief in case of any such breach or threatened breach.

General Provisions.

(a)

Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein or therein

(b)

Waiver. If either party should waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

(c)

Complete Agreement. This Agreement to be effective upon the Effective Date constitute the entire agreement between CONSULTANT and the COMPANY and it is the complete, final, and exclusive embodiment of their agreement and supersedes any prior agreement written or otherwise between CONSULTANT and the COMPANY with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein or therein, and it cannot be modified or amended except in a writing signed by CONSULTANT and the Chief Executive Officer of the COMPANY.

(d)

Attorney Fees. If either party hereto brings any action to enforce his or its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys’ fees and costs incurred in connection with such action. In no event, will a party entitled to reimbursement be reimbursed later than six months following the close of the calendar year in which in such action is finally resolved.

(e)

Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of Nevada as applied to contracts excluding the rules on conflicts of law.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

INTERLINK PLUS, INC.

By:  /s/ Duan Fu,  President

Duan Fu    Title

Date: _________

DESERT SKYLINE RESOURCES LLC

By:  /s/ Steven Lane,  President

Steven Lane    Title

Date:___________